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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF AHL SERVICES, INC.
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Name                               State of Incorporation                  Other Trade Names
----                               ----------------------                  -----------------
Argenbright Holdings               Georgia                                 --
Limited

Argenbright, Inc.                  Georgia                                 RightSide Up
                                                                           Lloyd Creative Staffing
                                                                           Midwest Staffing
                                                                           Gage Marketing Support
                                                                            Services Group
                                                                           SES Staffing
                                                                           EMD
                                                                           TUJA
                                                                           Verfurth

AHL Alpha, Inc.                    Illinois                                --

Argenbright Security, Inc.         Georgia                                 Intersec
                                                                           USA Security
                                                                           UNICCO Security Services

AHL Beta, Inc.                     Illinois                                --

AHL Delta, Inc.                    Illinois                                --

Argenbright Motor Coach,           Georgia                                 --
Inc.

Argenbright Substance              Georgia                                 --
Testing, Inc.

UPS Training Institute, Inc.       Georgia                                 --

The ADI Group Limited              United Kingdom                          --

ADI U.K. Limited                   United Kingdom                          --

Aviation Defence                   United Kingdom                          --
International Germany
Limited

ADI Alpha Holding, GmbH            Germany                                 --

Aviation Defense                   United Kingdom                          --
International France Limited

ADI Overseas Ltd.                  United Kingdom                          --

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